UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017 (November 28, 2017)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated herein by reference, as applicable.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 28, 2017, Eagle Bulk Shipco LLC (the “Issuer”), a company existing under the laws of the Republic of the Marshall Islands and a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the “Company”), issued into escrow USD 200,000,000 in aggregate principal amount of 8.250% Senior Secured Bonds 2017/ 2022 (the “Bonds”), pursuant to those certain Bond Terms (the “Bond Terms”), dated as of November 22, 2017, by and between the Issuer and Nordic Trustee AS, a company existing under the laws of Norway (the “Bond Trustee”). After giving effect to an original issue discount of approximately 1% and deducting offering expenses, the net proceeds from the issuance of the Bonds are approximately USD 195,000,000.

The net proceeds from the issuance of the Bonds have been placed into an escrow account and will be released and disbursed to the Issuer at closing only after the satisfaction of certain conditions precedent, including, among others: delivery of payoff documents with respect to the partial and full repayment, respectively, by Eagle Shipping LLC, a wholly-owned subsidiary of the Company, of amounts outstanding (including accrued interest) under its existing amended and restated first lien loan agreement and its existing second lien loan agreement; delivery of guaranty and security documents relating to the Bonds; the Issuer and its subsidiaries having a free liquidity of at least USD 20,000,000; no event of default having occurred or being continuing; and delivery of certain other closing and finance documents.

Upon release of the net proceeds from the escrow account, the Bonds will be guaranteed by the limited liability companies that are subsidiaries of the Issuer and the legal and beneficial owners of 28 security vessels in the Company’s fleet (the “Vessel Owners”), and will be secured by mortgages over such security vessels, a pledge granted by the Company over all of the shares of the Issuer, a pledge granted by the Issuer over all the shares in the Vessel Owners, certain charter contract assignments, certain assignments of earnings, a pledge over certain accounts, an assignment of insurances covering security vessels, and assignments of intra-group debt between the Company and the Issuer or its subsidiaries.

Pursuant to the Bond Terms, interest on the Bonds will accrue at a rate of 8.250% per annum on the nominal amount of each of the Bonds from November 28, 2017, payable semi-annually on May 29 and November 29 of each year (each, an “Interest Payment Date”), commencing May 29, 2018. The Bonds will mature on November 28, 2022 (the “Maturity Date”). On each Interest Payment Date from and including November 29, 2018, the Issuer must repay an amount of USD 4,000,000 at 100% of the nominal amount of each of the Bonds, plus accrued interest thereon. After being redeemed pursuant to these installment payments, such Bonds will be promptly cancelled. Any outstanding Bonds must be repaid in full on the Maturity Date at a price equal to 100% of the nominal amount, plus accrued interest thereon.

The Issuer may redeem some or all of the outstanding Bonds at any time on or after the Interest Payment Date in May 2020 (the “First Call Date”), at the following redemption prices (expressed as a percentage of the nominal amount), plus accrued interest on the redeemed amount, on any business day from and including:

Period	Redemption Price
First Call Date to, but not including, the Interest Payment Date in November 2020	104.125%
Interest Payment Date in November 2020 to but not including, the Interest Payment Date in May 2021	103.30%
Interest Payment Date in May 2021 to, but not including, the Interest Payment Date in November 2021	102.475%
Interest Payment Date in November 2021 to, but not including, the Interest Payment Date in May 2022	101.65%
Interest Payment Date in May 2022 to, but not including, the Maturity Date	100.00%

Prior to the First Call Date, the Issuer may redeem some or all of the outstanding Bonds at a price equal to 100% of the nominal amount of the Bonds plus a “make-whole” premium and accrued and unpaid interest to the redemption date.

If the Company experiences a change of control, each holder of the Bonds will have the right to require that the Issuer purchase all or some of the Bonds held by such holder at a price equal to 101% of the nominal amount, plus accrued interest.

Upon the occurrence of a piracy event of any security vessel or total loss of a security vessel, the Issuer will be required within twelve months from such occurrence to use any related insurance proceeds available as a result of the piracy or total loss event to either (i) redeem the Bonds in certain amounts at 100% of the nominal amount, plus accrued interest on the redeemed Bonds, or (ii) deposit such amounts into a disposal account for the purpose of a reinvestment or a later redemption. Additionally, if the Issuer is required to gross up any withheld tax imposed by law from any payment on the Bonds because of a change in applicable law, the Issuer has the right to redeem all, but not a portion, of the outstanding Bonds at a price equal to 100% of the nominal amount.

The Bond Terms contain certain covenants that, subject to certain exceptions and qualifications, among other things, limit the Company’s and the Issuer’s ability and the ability of the Issuer’s subsidiaries to do the following: make distributions; carry out any merger, other business combination, demerger or corporate reorganization; make substantial changes to the general nature of their respective businesses; incur certain indebtedness; incur liens; make loans or guarantees; make certain investments; transact with affiliates; enter into sale and leaseback transactions; engage in certain chartering-in of vessels; dispose of shares of Vessel Owners; or acquire the Bonds. Additionally, the Issuer’s leverage ratio must not exceed 75% and its and its subsidiaries’ free liquidity must at all times be at least USD 12,500,000. The Bond Terms also contain certain events of default customary for transactions of this type.

The preceding summary of the Bonds and the Bond Terms is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Matters discussed in this Current Report on Form 8-K may constitute forward-looking statements. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
 Bond Terms, dated as of November 22, 2017, by and between Eagle Bulk Shipco LLC, a company existing under the laws of the Republic of the Marshall Islands, and Nordic Trustee AS, a company existing under the laws of Norway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: December 4, 2017	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer